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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the following Registration Statements of MetaCreations Corporation on Form S-8 (Registration Nos. 333-3070, 333-17209, 333-20939, 333-26557, and 333-28403) of our report dated January 26,
1998 on our audits of the consolidated financial statements and financial statement schedule of MetaCreations Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Woodland Hills, California
March 30, 1998